PROSPECTUS Dated                                       Pricing Supplement No. 1
June 1, 2000                                            Effective June 19, 2000



                   U.S. $1,000,000,000                          Rule 424 (b)(3)
                                                          Registration Statement
                FORD MOTOR CREDIT COMPANY                         No. 333-92595

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


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                Interest Rate Per Annum

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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------     ---------------   ----------------
06/19/2000       6.10%             6.30 %             6.50%